Exhibit 99.1

NextDecade Announces Departure of COO Ivan Van der Walt

HOUSTON (BUSINESS WIRE) – June 8, 2022 -- NextDecade Corporation (“NextDecade”) (NASDAQ: NEXT) announced today that its Chief Operating Officer, Ivan Van der Walt, will leave the company to pursue other opportunities, effective June 10, 2022. His legacy is the strong engineering, construction, and regulatory leadership team he assembled that is responsible for helping deliver the Rio Grande LNG export project and the development of NEXT Carbon Solutions proprietary processes.

“Ivan has helped grow NextDecade and his leadership has helped ensure we have the right team and processes in place to begin the construction of Rio Grande LNG in the second half of this year,” said Matt Schatzman, NextDecade’s Chairman and Chief Executive Officer. “I wish him all the best in his future endeavors.”

Assuming the achievement of further LNG contracting and financing, NextDecade anticipates making a positive final investment decision (“FID”) on a minimum of two trains of the Rio Grande LNG export project in the second half of 2022, with FIDs of its remaining three trains to follow thereafter.

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About NextDecade Corporation

NextDecade Corporation is an energy company accelerating the path to a net-zero future. Leading innovation in more sustainable LNG and carbon capture solutions, NextDecade is committed to providing the world access to cleaner energy. Through our wholly owned subsidiaries Rio Grande LNG and NEXT Carbon Solutions, we are developing a 27 MTPA LNG export facility in South Texas along with one of the largest carbon capture and storage projects in North America. We are also working with third-party customers around the world to deploy our proprietary processes to lower the cost of carbon capture and storage and reduce CO2 emissions at their industrial-scale facilities. NextDecade’s common stock is listed on the Nasdaq Stock Market under the symbol “NEXT.” NextDecade is headquartered in Houston, Texas. For more information, please visit www.next-decade.com.

Contacts:

IR@next-decade.com
communications@next-decade.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “contemplate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “might,” “will,” “would,” “could,” “should,” “can have,” “likely,” “continue,” “design,” “assume,” “budget,” “guidance,” and “forecast” and other words and terms of similar expressions are intended to identify forward-looking statements, and these statements may relate to the business of NextDecade and its subsidiaries. These statements have been based on assumptions and analysis made by NextDecade in light of current expectations, perceptions of historical trends, current conditions and projections about future events and trends and involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include NextDecade’s progress in the development of its LNG liquefaction and export projects and the timing of that progress; the timing of achieving a final investment decision on the Rio Grande LNG terminal (the “Terminal”); reliance on third-party contractors to successfully complete the Terminal and the pipeline to supply gas to the Terminal; ability to secure additional debt and equity financing in the future to complete the Terminal on commercially acceptable terms; accuracy of estimated costs for the Terminal; ability to achieve operational characteristics of the Terminal, when completed, including liquefaction capacities, and any differences in such operational characteristics from expectations; development risks, operational hazards and regulatory approvals applicable to NextDecade's development, construction and operation activities and those of its third-party contractors and counterparties; technological innovation which may lessen NextDecade's anticipated competitive advantage or demand for its offerings; global demand for and price of LNG; availability of LNG vessels worldwide; changes in legislation and regulations relating to the LNG industries, including environmental laws and regulations that impose significant compliance costs and liabilities; global pandemics, including the 2019 novel coronavirus pandemic, the Russia-Ukraine conflict, other sources of volatility in the energy markets and their impact on NextDecade's business and operating results, including any disruptions in its operations or development of the Terminal and the health and safety of its employees, and on its customers, the global economy and the demand for LNG; risks related to doing business in and having counterparties in foreign countries; NextDecade's ability to maintain the listing of our securities on the Nasdaq Capital Market or another securities exchange or quotation medium; changes adversely affecting the businesses in which NextDecade is engaged; management of growth; general economic conditions; ability to generate cash; and the result of future financing efforts and applications for customary tax incentives; and other matters discussed in the “Risk Factors” section of NextDecade’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Additionally, any development of the Terminal remains contingent upon completing required commercial agreements, securing all financing commitments and potential tax incentives, achieving other customary conditions and making a final investment decision to proceed. The forward-looking statements in this press release speak as of the date of this release. Although NextDecade believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that the expectations will prove to be correct. NextDecade may from time to time voluntarily update its prior forward-looking statements, however, it disclaims any commitment to do so except as required by securities laws.